EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116093, No. 333-173175, No. 333-182934, No. 333-201332 and No. 333-231651) of Travelzoo of our report dated March 8, 2019 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 20, 2020